UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 29, 2010

TIX CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-24592 (Commission File Number)	95-4417467 (I.R.S. Employer Identification No.)
12001 Ventura Place, Suite 340 Studio City, California 91604 (Address of Principal Executive Offices) (818) 761-1002 (Registrant’s Telephone Number)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective March 29, 2010, Matthew Natalizio was terminated as the Company’s Chief Financial Officer, and Steve Handy was appointed as Chief Financial Officer.

From December 2007 until joining the Company, Mr. Handy, age 42, was a consultant to several public companies involved in the entertainment industry in the areas of business development and SEC reporting and compliance.  From 2002 to 2007, Mr. Handy held positions of increasing responsibility, including Senior Vice President, Chief Financial Officer and Corporate Secretary of SM&A, a former publicly traded professional services firm.  Previous to his employment with SM&A, Mr. Handy held various management roles in high technology manufacturing and service companies, including working abroad for a U.S. high technology manufacturer.  Mr. Handy also served as Senior Auditor, Business Advisory and Audit Services, for Deloitte & Touche LLP.  He will receive a salary of $215,000 per annum.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2010	TIX CORPORATION
	By:	/s/ Mitchell J. Francis
Mitchell J. Francis Chief Executive Officer